UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 78984

Charlotte, NC 28271

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on January 29, 2024, Fresh Vine Wine, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, FVW Merger Sub, Inc., a Colorado corporation and wholly owned subsidiary of Fresh Vine (“Merger Sub”), and Notes Live, Inc., a Colorado corporation (“Notes Live”), which contemplated Merger Sub merging with and into Notes Live, with Notes Live continuing as the surviving corporation of the merger and a wholly-owned subsidiary of the Company (the “Merger”).

On July 31, 2024, the Company entered into a Termination Agreement (the “Termination Agreement”) with Notes Live, wherein the parties mutually agreed to terminate the Merger Agreement effective immediately upon execution of the Termination Agreement. No termination fees are payable by either party in connection with the termination of the Merger Agreement.

Certain officers, directors and stockholders of Fresh Vine (solely in their respective capacities as stockholders) previously entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer 95% of their shares of Fresh Vine common stock for periods ranging from six months to one-year following the closing of the Merger. In addition, certain officers, directors and stockholders of Fresh Vine (solely in their respective capacities as stockholders) and certain officers, directors and certain 10% or greater shareholders of Notes Live (solely in their respective capacities as Notes Live shareholders) have entered into voting and support agreements to vote, among other things, all of their shares of the Company or Notes Live (as applicable) in favor of adoption of the Merger Agreement and the transactions contemplated thereby, and against any alternative acquisition proposals (the “Support Agreements”).

In accordance with their respective terms, the Lock-Up Agreement and the Support Agreements terminated automatically upon the termination of the Merger Agreement, other than with respect to provisions which were deemed to survive such termination.

The foregoing descriptions of the Termination Agreement and Merger Agreement are not complete and are qualified in their entirety by the terms and conditions of the full text of the Termination Agreement, attached hereto as Exhibit 10.1, and the Merger Agreement, filed as Exhibit 2.1 to Fresh Vine’s Current Report on Form 8-K filed on January 29, 2024, which are incorporated herein by reference. The foregoing descriptions of the Support Agreements and Lock-Up Agreements are not complete and are qualified in their entirety by the terms and conditions of the full text of the Support Agreements and the Lock-Up Agreements, attached as Exhibits 10.1, 10.2 and 10.3, respectively, to Fresh Vine’s Current Report on Form 8-K filed on January 29, 2024, which are incorporated herein by reference.

Item 8.01. Other Events.

On August 1, 2024, 2024, Fresh Vine and Notes Live issued a press release announcing the termination of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination Agreement, dated as of July 31, 2024, by and between Fresh Vine Wine, Inc. and Notes Live, Inc.
99.1	Press Release issued by Fresh Vine Wine, Inc. on August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: August 1, 2024	By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of July 31, 2024, by and between Fresh Vine Wine, Inc. and Notes Live, Inc.
99.1	Press Release issued by Fresh Vine Wine, Inc. on August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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